SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) March 20, 2003

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Item 9.    Regulation FD Disclosure

The Registrant furnishes, pursuant to Regulation FD, its earnings news release dated March 20,

2003, entitled "DuPont Reaffirms Outlook for First Quarter," a copy of which is below.

March 20, 2003	Contact:	Clif Webb
WILMINGTON, Del.		302-774-4005
r-clifton.webb@usa.dupont.com

DUPONT REAFFIRMS OUTLOOK FOR FIRST QUARTER
Company Cites Better Than Expected Business Results for Agriculture & Nutrition and
Pharmaceuticals Segments

WILMINGTON, Del., March 20, 2003 -- DuPont today announced, in advance of its annual investor meeting scheduled for March 25, that the company reaffirms its outlook for first quarter 2003 earnings per share.

In January, the company said that it expected earnings for the first quarter, before special items,

to be roughly similar to the prior year. DuPont earned $.55 per share, before special items, in the first quarter of 2002. First Call consensus estimate for first quarter 2003 earnings, which excludes special items, is currently $.52 per share.

"We are pleased with the overall performance of our businesses. Operating results from production agriculture and pharmaceuticals have been particularly strong and have offset the impacts of higher energy and raw materials costs in some of our other businesses," said Gary M. Pfeiffer, DuPont chief financial officer. "For DuPont, March and April are typically unpredictable months as the timing for agricultural sales in the Northern Hemisphere is weather dependent. Current world events now add a new dimension of uncertainty. Nonetheless, based on the quarter-to-date performance of our businesses, we remain confident in our ability to meet or modestly exceed our original outlook."

As previously announced on March 14, the company expects to take a charge related to a recent litigation settlement, which will reduce first quarter 2003 reported earnings by about $.05 per share. First quarter 2002 reported earnings were $.48 per share.

Management believes the above discussion of earnings per share before special items is meaningful to investors because it provides insight with respect to current operating results. Special items represent significant charges or credits that are important to an understanding of the company's ongoing operations. Earnings per share before special items is not a measure of earnings recognized under U.S. generally accepted accounting principles.

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DuPont is a science company. Founded in 1802, DuPont puts science to work by solving problems and creating solutions that make people's lives better, safer and easier. Operating in more than 70 countries, the company offers a wide range of products and services to markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and apparel.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

# # #

3/20/03

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President and Controller

March 24, 2003

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